REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (JVA) is entered by and between:

VAULT INVESTMENTS LLC, an investment company registered in Dubai, with address at Lootah Building Office- 218, Al Rigga, Dubai, UAE P.O. Box 233344 Dubai, UAE, license number 675916, herein represented in this act by its Chairman, SULTAN ALI RASHED LOOTAH, a citizen of the United Arab Emirates, herein referred to in this act as First Party or as VAULT;

-and-

A.L.I. TECHNOLOGIES INC., a company registered pursuant to the laws of Japan, whose registered office address is in Japan, Tokyo, Minato-ku, Shibakoen, 3-1-8, Shibakoen ANNEX 6F, owned by AERWINS Technologies Inc., a company registered in Delaware, U.S.A., whose registered office address is in 600 N Broad Street, Suite 5 #529, Middletown, Delaware 19709, herein represented in this act by its Chairman, SHUHEI KOMATSU (hereafter referred to also as “Second Party” or “A.L.I.”)

WITNESSETH: That

WHEREAS, VAULT INVESTMENTS, is an Investment and Consulting company based in U.A.E. expert in investment consultancy and fund raising services, operating also through its sister companies.

WHEREAS, VAULT INVESTMENTS together with its Strategic Investors and Partners are experts in the turnkey solutions in the project development, from the investment to the business management and operational services;

WHEREAS, A.L.I. TECHNOLOGIES INC. is company with a wealth of technology business experience, and world-class engineers who develop cutting edge drones, computing machines, blockchain platforms, AI software, and hoverbikes, and collaborate with major companies to conduct research, development, and operation of next-generation businesses.

WHEREAS, A.L.I. TECHNOLOGIES INC. is owner of several technologies such as XTURISMO, drone solutions, drones management systems, looking to establish an entity in UAE in order to develop locally its portfolio of solutions;

WHEREAS, based on the previous discussion and correspondence had during several meetings in Dubai, both parties agree to establish a Joint Venture in Dubai, UAE to develop the business of A.L.I. locally and internationally.

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

Article 1

Purpose of this JVA

1.1.	The purpose of this JVA is to define each other’s roles, responsibilities and obligations to develop the A.L.I. business solutions into the UAE and the GCC region:

JOINT VENTURE: both parties agree that they will establish a new joint venture company in UAE which will be the official partner/supplier of the A.L.I. business solutions and products for the UAE and the GCC region;

1.2.

To define each other’s role, responsibilities and obligations of each Party in the constitution of a Joint Venture Business Entity in Dubai, U.A.E. and develop several projects locally and in the GCC region;

1.3.	To execute the different business opportunities, successfully in accordance with existing rules and regulations governing the projects provided by VAULT.

Article 2

Role and Responsibilities of VAULT

2.1.

VAULT and its partners operate as strategic consultant providing strategic advisory such as Fund Raising, Partnership Management, Management Consultancy, General Advisory, Strategy planning Consultancy, procurement consultancy, Technological Consultancy;

2.2.

VAULT shall together with its strategic partners, start the technical and financial analysis of the project called “XTURISMO” and different business solutions of A.L.I., and present it to potential investors and partners in UAE and GCC;

2.3.	VAULT shall introduce potential investors, partners and clients to A.L.I. in order to better present the potentials of the business solutions and the cooperation with the A.L.I.;

2.4.

VAULT shall together with its strategic partners, draft contracts, negotiate fees and structure the business set up of the new joint venture company which will be constituted in between VAULT and A.L.I.;

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

2.5.	VAULT shall together with its strategic partners, draft and negotiate contracts and MOUs for the different business opportunities provided;

2.6.	VAULT or affiliated companies or companies that are referred by VAULT to invest in the company capital.

2.7.	VAULT to select and facilitate office and factory location.

Article 3

Role and Responsibilities of A.L.I.

3.1.	A.L.I. shall be responsible for providing any technical, financial, strategic and corporate document in order to let VAULT discuss openly and professionally with its strategic partners and investors;

3.2.	A.L.I. shall be responsible for the fee payments to VAULT, paid on time and diligently as per this agreement;

3.3.	A.L.I. confirms to be ready, willing and able to:

a.	Open the new joint venture company in UAE with VAULT.

b.	Transfer to the new joint venture company in UAE with VAULT the selected IPs and technology as a substitute of capital.

c.	Both parties agree the IPs can be used by A.L.I. and its affiliates.

3.4.	A.L.I. shall be ready, willing and able to attend any meeting, physical or virtual, with VAULT to be presented to the potential investors, partners or clients introduced by VAULT;

Article 4

Role and Responsibilities of the Parties

4.1.

The Parties agreed to create a working group, which will be called THE VAULT and A.L.I. DEVELOPMENT COMMITTEE (VAD) to review, evaluate and analyze existing documents related to the business opportunities and be responsible for the daily activities. The members of the said Committee shall be as follows:

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

a.	From: VAULT INVESTMENT: Three (3) Members;

b.	From: A.L.I.: Three (3) Members

c.

VAULT and A.L.I. shall also submit its respective Alternate Members of at least to (1) each, in case any of the original members are not available when a meeting or meetings are called for, be it in a Conference Call or a face-to-face meeting;

4.2.	VAULT and A.L.I. shall, nominate its respective members in the Committee. The nomination shall be put in writing by the respective companies within a week from the signing of this JVA.

Article 5

Fees and Compensation

5.1.	The Parties agree this contract is a cooperation-based contract between VAULT and A.L.I.;

5.2.

All Costs and expenses in connection with the negotiation, preparation, execution and performance of the projects, and any document referred to this agreement, shall be borne by the newly developed Joint Venture company;

5.3.	The parties agree, after the completion of the first phase as mentioned in the point 1.1.a., to set up the new joint venture company, with the following shareholding structure:

•	A.L.I. TECHNOLOGIES INC: 49%;

•	VAULT INVESTMENTS LLC: 51%;

Terms and conditions of the new joint venture company will be discussed separately and agreed on the Memorandum of Association;

5.4.

The Parties agree that A.L.I. will be the sole supplier for parts necessary to manufacture the XTURISMO and related products. A.L.I. is also entitled to receive 5% of the total sales of the Joint Venture company as software license fee. VAULT is entitled to receive 5% of the total sales of the Joint Venture company as consulting fee.

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

5.5.

Both Parties shall mutually determine from time to time, including without limitation, business advisory work. VAULT hereby accepts such engagement and shall diligently perform the Investment Consulting Services.

5.6.

Transfers shall be effected without delay in the USD ($) currency or in any other freely usable currency agreed by the Parties; provided that the each Party has complied with all his fiscal and other financial obligations to its government or local authorities

5.7.

Unless otherwise agreed by the Parties, transfers shall be made at the rate of exchange applicable on the basis of transfer pursuant to the exchange regulations in force in the UAE and in the receiving bank.

Article 6

Confidentiality

Both parties agree that they will not use, directly or indirectly, knowingly and unknowingly any Confidential Information (as defined below) for the benefit of any person, entity or organization, or disclose such Confidential Information without written authorization, either during or after conclusion of this Agreement for as long as such information retains the characteristics of Confidential Information. For the purpose of this Agreement, “Confidential Information” means information, not generally known, but which is proprietary to the both parties including, without limitation, information concerning any patents or trade secrets, confidential processes, business strategies, formulae, source codes, plans, devices or material, research and development directly or indirectly useful in any aspect of the business of both parties, leases, lease terms, financial documents and details, balance sheets, any vendor names, customer and supplier lists, databases, management systems and sales and marketing plans of both parties, or any other confidential or proprietary aspects of both parties business. All information which the parties acquires or becomes acquainted with during the Agreement and rendering the Services, whether developed by any of the parties or by others, will be Confidential Information, or which is treated by parties as being Confidential Information, shall be presumed to be Confidential Information. Any breach to this term may lead to termination of the contract and/or legal actions against the breaching party.

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

All notices, demands, claims, billing and any other communication under the Agreement (especially in case of a dispute) shall be in writing and delivered personally or by registered mail or courier or fax or e-mail to the other First Party the addresses first mentioned above in the Agreement. All claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration in the Dubai Court, UAE or another location mutually agreeable to the parties. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any such arbitration shall be conducted by an arbitrator experienced in Investment and Consulting and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction.

If obtaining a written confirmation of receipt of the correspondences from the addressee is not possible, such correspondences shall be considered as received by the addressee:

•	On the date of its handing over by hand;

•	On the date of receipt of notification of transmission by fax or e-mail;

•	10 working days from such correspondences being sent by registered mail or courier.

•	7 working days from such correspondences being sent by official company email.

Article 7

Duration and Termination

This JVA shall remain in force for a period of three (3) months after the completion of the first phase of consultancy, as per the point 1.1.a. Thereafter, if agreed in between the parties, it shall continue in force until the expiration of twelve (12) months from the date on which either Contracting Party shall have given to the other, through the official channels, written notice of termination. In respect of performances made while this JVA is in force, its provisions shall continue in effect with respect to such transaction for a period of twelve (12) months after the date of termination and without prejudice to the application thereafter of the rules of general international law.

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/JVA/230209.V1.0.	DATE: 09/02/2023

Article 8

Miscellaneous Provisions

8.1.

It is understood that this JVA is a legally binding agreement However, should the Parties agrees to implement any or all of the provisions in this JVA, the Parties agrees that this JVA shall become an integral part of any future agreements, contract and/or memoranda, that will be executed and/or approved by the Parties;

8.2.

In the event of differences, disputes, disagreements or misunderstanding among the Parties in the execution of the Projects and/or in the operation of the Projects, the Parties shall in good faith settle their differences, disputes, disagreements or misunderstanding amicably without the need to go to Court. However, should said differences cannot be settled amicably, the Parties shall form an Arbitration Committee of 2 Members and a Chairman which will be nominated and approved by the 2 Members of the Committee each by the Party respectively. The decision of the Arbitration Committee formed by the Parties shall become final and executory. It is understood however, that should there be any legal issue, the Parties shall bring the said legal issue to an appropriate Court of Law to resolve the said legal issue. The Court decision shall then become final;

8.3.	This JVA shall take effect upon signing by the Parties of the space above their typewritten names.

IN WITNESS WHEREOF, we have hereunto set our hands this 09th day of February 2023.

/s/ SULTAN ALI RASHED LOOTAH	/s/ SHUHEI KOMATSU	/s/ SHUHEI KOMATSU
SULTAN ALI RASHED LOOTAH	SHUHEI KOMATSU	SHUHEI KOMATSU
Chief Executive Officer	Chairman	Chief Executive Officer
VAULT INVESTMENTS LLC	A.L.I. TECHNOLOGIES INC.	AERWINS TECHNOLOGIES INC.

VAULT INVESTMENTS LLC

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/AA-JVA/230206.V1.0.	DATE: 09/02/2023
ANNEX TO: VI-ALI/JVA/230209.V1.0.

ANNEX A

VI-ALI/AA-JVA/230209.V1.0.

The project XTURISMO U.A.E. will take shape through the following steps and guideline agreed in between the parties.

The plan is to establish the headquarter of XTURISMO production in the U.A.E. to manage the local and the GCC market.

Article 1

The plan

Had been agreed in between the parties that U.A.E. is the perfect environment where to establish the headquarter and the production line of the XTURISMO and other air mobility related solutions.

U.A.E. is not only a very active and stable economy, but it’s also driven by a Government with a solid vision and an unbeatable structure of supports for the private sector in order to succeed locally and internationally.

The business opportunities available are related to any country in the world, which make the U.A.E. the ideal hub especially for a futuristic solution like the XTURISMO.

The parties will work initially on establishing solid relations with local government and related entities and authorities, through the existing network of VAULT GROUP in U.A.E., in order to secure the government support, financial facilities from local banks and government contracts from UAE and from the region. Targeting to sell 700 units in the next 3 years.

The local production in Abu Dhabi, U.A.E., will be established at the earliest in order to have immediate control of the production operations and apply for Government programs for local products (Made in UAE).

VAULT

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/AA-JVA/230206.V1.0.	DATE: 09/02/2023
ANNEX TO: VI-ALI/JVA/230209.V1.0.

Engineers will be sent to Japan from U.A.E. to learn about the product and the maintenance procedures as well as flight procedures. Part of the team will be moved from Japan, for technical management and training purpose, but the most of it will be hired locally, preferably fresh graduated Emirati, to have young engineers passionate to futuristic products and apply to government program for hiring local labor forces.

When the first alliances will be formed, immediately the team will be able to approach the regional and international financial markets, showing the strong presence in U.A.E. and the trust given by governments and related entities.

Article 2

The timetable

Here below the main steps of the plan agreed in between the parties:

DATE	DESCRIPTION
February 2023	Joint Venture Agreement signing

February 2023	Meeting at Vault Investment office

February 2023	Delivery of the first XTURISMO to VAULT GROUP for the intention for presentation and testing for the U.A.E. Government and related entities

March 2023	Flight demonstration to UAE public entities

June 2023	Production facility ready and operative in U.A.E.

June 2023	First sales of X-Turismo

December 2023	First 50 units sold

December 2025	700 units sold worldwide

Article 3

The key factors

The success of the project stands on very solid key factors that make it unique compared to direct and indirect competitors:

VAULT

Dubai, United Arab Emirates

www.vault-inv.com

REF. NUMBER: VI-ALI/AA-JVA/230206.V1.0.	DATE: 09/02/2023
ANNEX TO: VI-ALI/JVA/230209.V1.0.

•	XTURISMO: unique solution thanks to its features and specifications, for both private and government sector;

•	C.O.S.M.O.S.: Air Mobility Traffic Control System, capable of managing both the XTURISMO and third party drones with manual and automated (pre-planned) routes;

•

Solution for both Government and private sector: the platform is able to monitor the different solutions (XTURISMO and drones) for controlling the drones (operator) and for the government authorities to verify the respect of routes and regulations (monitoring)

•	Implementations: Easy implementation of third party solutions;

•	Partnerships and alliances: Partnership with Government entities;

•	Corporate strategy:

•	Production in UAE;

•	Software in japan;

•	R&D in both UAE and Japan;

•	Sales targeted initially in the GCC region targeting mainly governments and related entities;

IN WITNESS WHEREOF, we have hereunto set our hands this 06th day of February 2023.

/s/ SULTAN ALI RASHED LOOTAH	/s/ SHUHEI KOMATSU	/s/ SHUHEI KOMATSU
SULTAN ALI RASHED LOOTAH	SHUHEI KOMATSU	SHUHEI KOMATSU
Chief Executive Officer	Chairman	Chief Executive Officer
VAULT INVESTMENTS LLC	A.L.I. TECHNOLOGIES INC.	AERWINS TECHNOLOGIES INC.

VAULT

Dubai, United Arab Emirates

www.vault-inv.com